Exhibit 99.1
Investor Presentation Financial Information as of March 31, 2011

Forward Looking Information 2 Certain statements contained in this presentation and the accompanying slides may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forwardlooking statements may be identified by reference to a future period or by the use of forward-looking terminology, such as “anticipate,” “believe,” “estimate,” “expect,” “foresee,” “may,” “might,” “will,” “intend,” “could,” “would” or “plan,” or future or conditional verb tenses, and variations or negatives of such terms. These forward-looking statements include, without limitation, statements about long-term prospects for shareholder value, the impact of the prevailing economy, results of operations, financial condition, the impact of branch consolidations and closings, and use of non-GAAP financial measures. We caution you not to place undue reliance on the forward-looking statements contained in this presentation, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors include, but are not limited to, conditions in the financial markets and economic conditions generally, the soundness of other financial institutions, the availability of capital, liquidity risk, the credit risk associated with real estate construction, acquisition and development loans, estimates of costs and values associated with real estate construction, acquisition and development loans in the Company’s loan portfolio, the adequacy of the Company’s allowance for credit losses to cover actual credit losses, governmental regulation and supervision of the Company’s operations, the susceptibility of the Company’s business to local economic conditions, the impact of recent legislation and regulations on service charges on core deposit accounts, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, the impact of hurricanes or other adverse weather events, risks in connection with completed or potential acquisitions, dilution caused by the Company’s issuance of any additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, restrictions on the Company’s ability to declare and pay dividends, the Company’s growth strategy, diversification in the types of financial services the Company offers, competition with other financial services companies, interruptions or breaches in security of the Company’s information systems, the failure of certain external vendors to perform, the Company’s ability to improve its internal controls adequately, any requirement that the Company write down goodwill or other intangible assets, other factors generally understood to affect the financial results of financial services companies, and other factors detailed from time to time in BancorpSouth’s press releases and filings with the Securities and Exchange Commission. BancorpSouth does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date of this presentation. Certain tabular presentations may not reconcile because of rounding. Unless otherwise noted, any quotes in this presentation can be attributed to company management.

Agenda ? BancorpSouth Overview ? Financial Highlights ? Credit Information ? Strategic Focus ? Capital preservation ? Continued growth in noninterest lines of business ? Continued focus on deposit relationships ? Branch network optimization 3

Corporate Profile ? $13.5 billion in assets ? A banking presence in 8 states ? 312 locations ? A comprehensive line of financial products and services to individuals and to small- to mid-size businesses ? Traditional banking and non-interest products ? Nation’s 25th largest insurance agency / brokerage operation Data as of March 31, 2011 4 Insurance ranking from Business Insurance Magazine as of December 31, 2009

5 Regional Management Structure

6 Operating Results Dollars in millions Mar — 2011 Dec — 2010 Mar — 2010% Change Net interest revenue $109.4 $110.2 $111.9 (2.2) % Provision for credit losses 53.4 43.3 43.5 22.7 Noninterest revenue 68.3 74.0 63.3 7.9 Noninterest expense 130.0 123.4 120.5 7.9 Income (loss) before income taxes (5.7) 17.5 11.2 (151.2) Income tax provision (benefit) (5.2) 1.6 2.8 (286.3) Net income (loss) ($0.5) $15.9 $8.4 (105.9) % Net income (loss) per share: diluted ($0.01) $0.19 $0.10 (110.0) % Three Months Ended, Year Over Year

7 Balance Sheet Dollars in millions Based on period end balances Mar — 2011 Dec — 2010 Mar — 2010% Change Total assets $13,547 $13,615 $13,230 2.4% Total earning assets 12,336 12,458 12,032 2.5 Securities 2,813 2,709 2,111 33.3 Short-term investments 252 322 130 93.8 Loans, net of unearned income 9,214 9,333 9,710 (5.1) Allowance for credit losses (198) (197) (189) 4.8 Total deposits 11,464 11,490 10,994 4.3 Short-term borrowings 424 443 483 (12.2) Common shareholders’ equity 1,211 1,222 1,265 (4.3) Book value per share 14.51 14.64 15.16 (4.3) % Year Over Year

Credit Information

16% 12% 20% 14% 27% 11% Consumer Mortgages & Home Equity Commercial — Non-Owner Occupied & Multi-Family Construction, Acquisition & Development Commercial & Industrial — Non-Real Estate Commercial & Industrial — Owner Occupied Agricultural, Credit Cards, & All Other Dollars in millions As of March 31, 2011 % of Loans Outstanding Loan Portfolio 9 Outstanding NPLs NPLs as a Percent of Outstanding Loans Consumer Mortgages $1,987 $65.6 Home Equity 531 1.7 0.3 Commercial — Non-Owner Occupied & Multi-Family 1,831 79.2 4.3 Construction, Acquisition and Development 1,089 206.5 19.0 Commercial & Industrial — Non-Real Estate 1,484 17.3 1.2 Commercial & Industrial — Owner Occupied 1,317 30.9 2.3 Agricultural 250 8.4 3.3 Credit Cards 101 3.7 3.7 All Other 623 11.8 1.9 Total Loans $9,214 $425.0 3.3% 4.6%

$0 $100 $200 $300 $400 $500 Multi-Family Construction 1-4 Family Construction Recreation & All Other Loans Commercial Construction Commercial A & D Residential A & D Real Estate Construction, Acquisition and Development Dollars in millions Loans Outstanding 10 As of March 31, 2011 Outstanding NPLs NPLs as a Percent of Outstanding Loans Multi-Family Construction $21 $8.4 1-4 Family Construction 184 11.0 Recreation and All Other Loans 64 0.7 Commercial Construction 155 20.9 Commercial Acquisition and Development 245 48.0 Residential Acquisition and Development 420 117.6 Real Estate Construction, Acquisition and Development $1,089 $206.5 19.6 28.0 19.0% 39.7% 6.0 1.1 13.4

11 NPL Formation Dollars in millions Based on period end balances Q4-09 Q1-10 Q2-10 Q3-10 Q4-10 Q1-11 Additions to Non-Accrual Loans $83.5 $83.5 $136.3 $166.2 $131.1 $111.2 Loans 30 — 89 Days Past Due, Still Accruing $113.6 $142.8 $130.9 $73.8 $60.4 $51.5 $0.0 $45.0 $90.0 $135.0 $180.0 Q4-09 Q1-10 Q2-10 Q3-10 Q4-10 Q1-11

Non-Accrual Loans 12 Dollars in millions Based on period end balances $0.0 $100.0 $200.0 $300.0 $400.0 Q2-2010 Q3-2010 Q4-2010 Q1-2011 Non-Accrual Lns Paying as Agreed All Other Non-Accrual Lns 41% 42% 36% 37% “Paying as Agreed” includes loans < 30 days past due with payments occurring at least quarterly.

Other Real Estate Owned 13 Dollars in millions 41% 42% 36% 36% Categories are based on property location rather than loan origination. * Tennessee includes the greater Memphis area, a portion of which is located in Mississippi. AL AR FL LA MO MS TN TX Other Total Consumer Mortgages $4.6 $1.1 $0.1 $0.5 $0.8 $4.0 $6.3 $0.5 $2.5 $20.5 Non-Owner Occupied 2.8 1.7 1.6 0.0 0.5 0.1 2.4 0.0 0.0 9.0 Construction, A & D 11.1 2.2 1.8 0.1 3.9 24.1 50.2 0.0 0.6 94.0 C & I — Non-Real Estate 0.2 0.0 0.0 0.2 0.0 0.0 0.0 0.0 0.0 0.4 C & I — Owner Occupied 2.2 0.1 0.2 0.0 0.1 1.6 3.9 0.2 0.3 8.6 All Other 1.1 0.1 0.0 0.0 0.2 1.3 1.2 0.0 0.0 3.9 Total $22.0 $5.2 $3.8 $0.8 $5.5 $31.1 $63.9 $0.8 $3.4 $136.4 $53.4 million or 83 percent is located in Greater Memphis.
*

Strategic Focus

Capital Preservation 15 ? Preserving capital to better position the company for economic recovery ? BancorpSouth capital is 100 percent common equity ? Well-Capitalized As of March 31, 2011 * Regulatory requirements to be “well-capitalized” Tier 1 Risk-Based Capital Total Risk-Based Capital BancorpSouth, Inc. 10.65% 11.92% Well-Capitalized Minimum * 6.00% 10.00%

Tangible Common Equity / Tangible Assets 16 Peer Data from SNL Financial as of 5/6/2011 The SNL U.S. Bank peer group includes a number of publicly traded banks and bank holding companies, as compiled by SNL Financial LC. The aggregate amounts are size-weighted, calculated by consolidating all companies into a single entity. 7.64% 7.29% 7.53% 7.63% 7.52% 7.23% 7.11% 7.00% 6.95% 5.70% 5.43% 4.52% 6.49% 5.80% 3.65% 6.15% 6.34% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 6/30/10 9/30/10 12/31/10 3/31/11 BXS SNL U.S. Bank

Trust income 5% Service charges 22% Card and merchant fees 15% Mortgage lending 11% Insurance commissions 33% Other 14% Noninterest Lines of Business 17 ? Over 38% of the Company’s revenue stream is derived from noninterest sources Insurance commissions were up 4.1% for Q1-2011 compared to Q1-2010. Mortgage production totaled $1.4 billion for fiscal year 2010. Percentages based on data for quarter ended March 31, 2011

Building A Stronger Deposit Base 18 ? Deemphasizing commoditized deposits such as: ? Public deposits ? High-Cost single-service household accounts ? Increasing multi-service household accounts Dollars in millions Account balances based on quarterly averages $1,600 $1,700 $1,800 $1,900 Q1-2010 Q1-2011 Avg Bal DDAs — Noninterest $4,200 $4,450 $4,700 $4,950 $5,200 Q1-2010 Q1-2011 0.00% 0.25% 0.50% 0.75% 1.00% Avg Bal DDAs — Interest Cost $600 $700 $800 $900 Q1-2010 Q1-2011 0.00% 0.20% 0.40% 0.60% Avg Bal Savings Cost $3,200 $3,400 $3,600 $3,800 Q1-2010 Q1-2011 1.50% 1.75% 2.00% 2.25% 2.50% Avg Bal CDs Cost

Branch Network Optimization

Branch Network Optimization 20 ? Consolidating / Closing 23 branches ? Total loans of $36 million ? Total deposits of $239 million Dollars based on Q1-2011 averages

23 Branches 21 Alabama / Florida — 1 Northeast — 3 Arkansas — 8 South Mississippi — 1 Central Mississippi — 2 Texas / Louisiana — 2 Mid-Mississippi — 2 Tupelo — 3 Missouri — 1

Estimated Financial Impact 22 Annual Revenue Attrition ( $1.4 ) Annual Expense Savings: Salaries 1.8 Other 2.6 Total annual cost savings 4.4 Fixed Asset Disposition (3.0) Year One Savings $0.0 Year Two Savings $3.0 Dollars in millions

BancorpSouth’s common stock is traded on the New York Stock Exchange under the symbol BXS. Additional information can be found at www.bancorpsouth.com . Investor Inquiries: William L. Prater Chief Financial Officer BancorpSouth, Inc. 662-680-2536 bill.prater@bxs.com A Leading Regional Bank in the Mid-South

Appendix
Reconciliation of Non-GAAP Measures
This presentation contains financial information determined by methods other than those prescribed by accounting principles generally accepted in the United States (“GAAP”). Management uses these “non-GAAP” financial measures in its analysis of the Company’s capital and performance. Management believes that tangible common equity to tangible assets is important to investors who are interested in evaluating the adequacy of the Company’s capital levels.
You should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP measures used by other companies. The limitations associated with these measures are the risks that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. Information provided in this Appendix reconciles these non-GAAP measures with comparable measures calculated in accordance with GAAP.

	As of	As of	As of	As of	As of	As of	As of	As of	As of
	3/31/2009	6/30/2009	9/30/2009	12/31/2009	3/31/2010	6/30/2010	9/30/2010	12/31/2010	3/31/2011

(Dollars in Thousands)
Shareholders’ Equity —> A	$1,255,659	$1,274,947	$1,286,219	$1,276,296	$1,264,882	$1,240,259	$1,235,704	$1,222,244	$1,211,061
Assets —> B	13,458,364	13,297,819	13,271,873	13,167,867	13,230,190	13,421,003	13,583,015	13,615,009	13,547,237
Intangibles —> C	295,867	295,639	294,444	293,629	292,614	291,631	290,670	289,720	290,141
Tangible Common Equity —> D=A-C	959,792	979,308	991,775	982,667	972,268	948,628	945,034	932,523	920,920
Tangible Assets —> E=B-C	13,162,497	13,002,180	12,977,429	12,874,237	12,937,576	13,129,373	13,292,345	13,325,289	13,257,096

Total Equity / Total Assets (%) —> F=A/B	9.33%	9.59%	9.69%	9.69%	9.56%	9.24%	9.10%	8.98%	8.94%
Tangible Common Equity / Tangible Assets (%) —> G=D/E	7.29%	7.53%	7.64%	7.63%	7.52%	7.23%	7.11%	7.00%	6.95%